UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Miller/Howard High Income Equity Fund

(Exact name of registrant as specified in its charter)

Delaware		Not Applicable
(State or other jurisdiction of incorporation or organization)		(I.R.S. employer identification no.)

Miller/Howard Investments, Inc. 324 Upper Byrdcliffe Road Woodstock, NY 12498 (845)679-9166 (Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Shares of Beneficial Interest	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:  333-173849

Securities to be registered pursuant to Section 12(g) of the Act:  None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.                   Description of Registrant’s Securities to Be Registered.

The description of the Registrant’s securities to be registered is incorporated by reference to the description contained under the caption “Description of the Common Shares” in the Registrant’s Registration Statement on Form N-2 (File Nos. 333-173849 and 811-22553) as filed electronically with the Securities and Exchange Commission (the “Commission”) on May 2, 2011 (Accession No. 0000947871-11-000452) (“Registration Statement on Form N-2”), as amended by Pre-Effective Amendment No. 7 to the Registration Statement on Form N-2, as filed with the Commission on November 3, 2014 (Accession No. 0001104659-14-075892).

Item 2.                   Exhibits.

Pursuant to the Instructions as to Exhibits, no exhibits are filed herewith or incorporated by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

MILLER/HOWARD HIGH INCOME EQUITY FUND

By:	/s/ Lowell G. Miller
Name:	Lowell G. Miller
Title:	President (Principal Executive Officer) and Trustee